Exhibit 21


                 Material Subsidiaries of the Company


                                  Country or State   Name(s) Under Which
      Name of Subsidiary          of Incorporation   Subsidiary Does Business
      --------------------------  ----------------   ------------------------
  1.  Stevens International, S.A.      France